Exhibit 32.1

Certificate pursuant to 18 U.S.C. Section 1350,
 as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Annual Report of GlobalSCAPE, Inc. on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the  “Report”), we, Charles R. Poole, President and Chief Operating Officer and Daniel McRedmond, Vice President of Finance and Operations, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully  complies with the  requirements  of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information  contained  in the Report fairly  presents, in all material respects,  the financial condition and results of operations of GlobalSCAPE, Inc.

/s/ Charles R. Poole
Charles R. Poole
President and Chief Operating Officer
March 30, 2004

/s/ Daniel McRedmond
Daniel McRedmond
Vice President of Finance and Operations
March 30, 2004